Exhibit 99.1
EXECUTION VERSION
Post Properties, Inc.
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327
August 4, 2008
Pentwater Capital Management LP
227 West Monroe, Suite 4000
Chicago, IL 60608
Pentwater Growth Fund Ltd.
227 West Monroe, Suite 4000
Chicago, IL 60608
Gentlemen:
     This letter constitutes the agreement (the “Agreement”) between Post Properties, Inc. (the “Company”), on the one hand, and Pentwater Capital Management LP (“Pentwater Capital”) and Pentwater Growth Fund Ltd., on behalf of themselves and their respective affiliated funds, persons and entities, both current and future (collectively, the “Pentwater Group”), on the other hand, with respect to the matters set forth below:
1.	The Company and the Pentwater Group agree that the nominees of the Company’s Board of Directors (the “Board”) to stand for election at the Company’s 2008 Annual Meeting of Shareholders (the “2008 Annual Meeting”) shall be Herschel M. Bloom; Douglas Crocker II; Walter M. Deriso, Jr.; Russell R. French; Robert C. Goddard III; David P. Stockert; Stella F. Thayer; Ronald de Waal; David Schwartz; and if agreed to as provided below before the mailing of the Company’s definitive proxy statement for the 2008 Annual Meeting, the New Director (as defined) (collectively, the “2008 Nominees”). In accordance with the Company’s Corporate Governance Guidelines related to the mandatory retirement age for directors, Charles E. Rice, an incumbent director, will not stand for reelection to the Board at the 2008 Annual Meeting. As promptly as practicable after the date of this Agreement, the Pentwater Group and the Company shall seek to identify a new “independent” director (the “New Director”) to serve on the Company’s Board, which New Director shall not be employed by or affiliated with the Pentwater Group and shall be “independent” under current New York Stock Exchange rules. The Pentwater Group has identified to the Company an individual to serve as the New Director and as promptly as practicable after the date hereof, the Company shall review the qualifications of such individual to determine such person’s qualifications to serve as a member of the Board, it being understood that the Company shall have no obligation to select such individual as the New

August 4, 2008

Director. In the event that such identified person is not selected to serve as the New Director, the Company shall identify, as promptly as is reasonably practicable, other qualified individuals to serve as the New Director, which New Director shall be reasonably acceptable, after giving good faith consideration to such individual, to the Pentwater Group. In the event that the New Director is approved by the Board and the Pentwater Group prior to the mailing of the Company’s definitive proxy statement for the 2008 Annual Meeting, such New Director shall be included in the Company’s slate of directors for election at the 2008 Annual Meeting. In the event that the New Director is approved by the Board and the Pentwater Group following the mailing of the definitive proxy statement for the 2008 Annual Meeting, such New Director shall be appointed to the Board at the first regular meeting of the Board following the 2008 Annual Meeting and the selection of the New Director. The Company and the Pentwater Group will use their reasonable efforts to identify the New Director prior to October 31, 2008. The Company agrees that it will take all necessary action to increase the size of the Board, from nine to ten directors in order to permit the election or appointment of the New Director. Mr. Schwartz and the New Director are collectively referred to herein as the “Pentwater Designees”.

2.	The Pentwater Group and the Company shall publicly support and recommend that the Company’s shareholders vote for the election of each of the 2008 Nominees at the 2008 Annual Meeting, and the members of the Pentwater Group shall vote all shares of the Company’s Common Stock (the “Common Stock”) which they are entitled to vote at the 2008 Annual Meeting in favor of the election of each of the 2008 Nominees.

3.	The Pentwater Group, by written notice furnished to the Company no later than February 15, 2009 (the “2009 Nomination Notice”), may require that either or both of the Pentwater Designees be nominated by the Board to stand for reelection as directors at the Company’s 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”), in which event the Company shall include the Pentwater Designees identified in the 2009 Nomination Notice on the Board’s slate of nominees at the 2009 Annual Meeting (the “2009 Nominees”).

4.	If either of the Pentwater Designees are included as 2009 Nominees as provided in paragraph 3 above, the Pentwater Group and the Company shall publicly support and recommend that the Company’s shareholders vote for the election of each of the 2009 Nominees at the 2009 Annual Meeting, and the members of the Pentwater Group shall vote all shares of Common Stock which they are entitled to vote at the 2009 Annual Meeting in favor of the election of each of the 2009 Nominees.

5.	If (a) a Pentwater Designee is unable or unwilling to serve as a nominee for any reason prior to his election at the 2008 Annual Meeting or, if applicable pursuant to paragraph 3 above, prior to his election at the 2009 Annual Meeting or, (b) after

August 4, 2008

election as a director of the Company at the 2008 Annual Meeting or, if applicable pursuant to paragraph 3 above, after his election at the 2009 Annual Meeting, a Pentwater Designee shall cease to be a member of the Board for any reason, the Company shall be entitled to designate another person or persons (a “Pentwater Successor Designee”) to be nominated or to serve as a director in place of such Pentwater Designee. Any Pentwater Successor Designee must be reasonably acceptable to the Pentwater Group, after giving good faith consideration to such individual. Upon becoming a nominee or member of the Board, the Pentwater Successor Designee shall become a Pentwater Designee for all purposes under this Agreement.

6.	Douglas Crocker has been named Vice Chairman of the Board and, provided that he continues to serve on the Board, shall continue to serve as Vice Chairman of the Board until at least the date of the 2009 Annual Meeting.

7.	Mr. Crocker also is the Chairman of the Strategic Planning and Investment Committee of the Board and, provided that he continues to serve on the Board, shall continue to serve as Chairman of the Strategic Planning and Investment Committee until at least the date of the 2009 Annual Meeting. The Strategic Planning and Investment Committee will have the responsibility of working with management to develop and advance strategies to enhance shareholder value.

8.	If both Pentwater Designees are serving as members of the Board pursuant to this Agreement, each Pentwater Designee shall be offered membership on at least two of the following committees of the Board: the Strategic Planning and Investment Committee, the Audit Committee, the Executive Compensation and Management Development Committee and the Nominating and Corporate Governance Committee; provided that at least one of the Pentwater Designees shall be offered membership on the Strategic Planning and Investment Committee. If for any reason there shall be only one Pentwater Designee serving as a member of the Board, committee assignments shall be changed, if necessary, so that such Pentwater Designee shall be offered membership on the Strategic Planning and Investment Committee and one of the other three committees identified above.

9.	The 2008 Annual Meeting will be held on or before October 16, 2008, and the 2009 Annual Meeting shall be held on or before June 30, 2009.

10.	The Pentwater Group agrees that, (a) except as specifically provided for paragraphs 2 and 4 above, they will not make, or in any way participate, directly or indirectly, in any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) of proxies or consents prior to or at the 2008 Annual Meeting or seek to advise, encourage or influence any individual, partnership,

August 4, 2008

corporation, limited liability company, group, association or entity (collectively, a “Person”) with respect to the voting of any of the Common Stock prior to or at the 2008 Annual Meeting, or (b) initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) shareholders of the Company for the approval of shareholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Securities Exchange Act of 1934, as amended, or otherwise, or cause or encourage any Person to initiate any such shareholder proposal.

11.	If the Pentwater Group has furnished the Company with a 2009 Nomination Notice, the provisions of paragraph 10 above shall apply with respect to the 2009 Annual Meeting in the same manner as such provisions apply to the 2008 Annual Meeting.

12.	The Pentwater Group agrees that automatically and without any additional action by any party hereto, upon the execution of this Agreement by the parties hereto, the Pentwater Group irrevocably withdraws, and shall be deemed to have withdrawn, its nomination of candidates for election as directors of the Company set forth in the letter from Pentwater Capital dated February 4, 2008, as supplemented on February 22, 2008. Except as specifically provided in paragraph 1 above, the Pentwater Group shall not nominate any candidates to stand for the election to the Board at the 2008 Annual Meeting.

13.	Within five business days of the date of this Agreement, the Pentwater Group shall deliver to the Company any and all lists of the Company’s shareholders and other information (in whatever form) provided to any member of the Pentwater Group by the Company or the Company’s representatives or agents in connection with Pentwater Capital’s demand for the Company’s shareholder list and related information (the “Shareholder List Information”). In addition, within five business days of the date of this Agreement, the Pentwater Group shall destroy, or cause to be destroyed, all copies, including permanently erasing or deleting electronic copies, of the Stockholder List Information and all information derived therefrom (e.g., phone numbers) in the Pentwater Group’s possession or in the possession of any of the Pentwater Group’s employees, advisors, representatives or agents, and shall certify such destruction to the Company in writing.

14.	The Company and the Pentwater Group each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, the non-breaching party shall be entitled to seek injunctive and other equitable relief, without proof of actual damages, that the breaching party shall not plead in defense thereto that there would be an adequate remedy at law, and that the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies shall not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

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15.	The Company agrees to reimburse the Pentwater Group for its reasonable and documented out-of-pocket expenses incurred in connection with its nomination of directors to the Board and the negotiation of this Agreement, in an aggregate amount not to exceed $100,000. The Company agrees to pay such expenses to members of the Pentwater Group, as directed by Pentwater Capital, within five business days of the Company’s receipt from the Pentwater Group of supporting documentation for such expenses.

16.	To the fullest extent permitted by law, the Company and the Pentwater Group, on behalf of themselves, and on behalf of each of their directors, officers, employees, agents, representatives, affiliates, heirs, successors, assigns, executors and/or administrators does hereby and forever release and discharge the other party and its directors, officers, employees, agents, representatives, affiliates and any successors or assigns thereof from any and all causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, claims, liabilities, rights, interests and demands of whatsoever kind or character (other than fraud) (collectively, “Claims”), known or unknown, whether or not heretofore brought before any state or federal court, which the releasing party may have against any released party by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof arising from or related to the ownership of Common Stock or interests in Common Stock by the Pentwater Group prior to the date hereof, or to the nomination and election of directors at the Company’s 2008 Annual Meeting other than any Claims arising out of or related to any obligations under, or breach of, this Agreement.

17.	All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by facsimile, or by Federal Express or registered or certified mail, postage pre-paid, return receipt requested, as follows:

If to the Company:

Post Properties, Inc. 4401 Northside Parkway, Suite 800 Atlanta, Georgia 30327 Attn: Ms. Sherry Cohen Executive Vice President and Corporate Secretary Facsimile: 404-504-9388

with a copy (which shall not constitute notice) to:

Skadden Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 Attn: Daniel E. Stoller, Esq. Facsimile: 917-777-3360

August 4, 2008

If to the Pentwater Group:

Pentwater Capital Management LP 227 West Monroe, Suite 4000 Chicago, IL 60608 Attn: Mr. Matthew C. Halbower Chief Executive Officer Facsimile: 312-589-6499

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP 201 17th Street NW, Suite 1700 Atlanta, Georgia 30363 Attn: Rusty Pickering, Esq. Facsimile: 404-322-6033
18.	This Agreement may be executed by the signatories hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

19.	This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflict of laws principles. The parties hereto consent to personal jurisdiction and venue in any action to enforce this Agreement in the Courts of the State of Georgia, located in Atlanta, Georgia.

20.	This Agreement constitutes the only agreement between the Pentwater Group and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussion whether oral or written.

Very truly yours, POST PROPERTIES, INC.
By:	/s/ David P. Stockert
	Name:	David P. Stockert
	Title:	President and Chief Executive Officer

August 4, 2008

Accepted and Agreed to:

PENTWATER CAPITAL MANAGEMENT LP on behalf of itself and its affiliates
By:	/s/ Matthew Halbower
	Name:	Matthew Halbower
	Title:	Chief Executive Officer

PENTWATER GROWTH FUND LTD. on behalf of itself and its affiliates
By:	/s/ Matthew Halbower
	Name:	Matthew Halbower
	Title:	Portfolio Manager